Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
I, Richard J. DePiano Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.The Quarterly Report of Escalon Medical Corp. on Form 10Q for the quarterly period ended September 30, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 17, 2023

/s/ Richard J. DePiano Jr.
Richard J. DePiano Jr.
Chief Executive Officer